EXHIBIT 99.2

                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Lou Ann Kicker, Chief Financial Officer of Global Express Capital Real Estate Investment Fund I, LLC, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 (the "Periodic Report") which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Global Express Capital Real Estate Investment Fund I, LLC.

      Dated: May 19, 2003


                                          /s/ Lou Ann Kicker
                                        ----------------------------------------
                                        Lou Ann Kicker
                                        Executive VP/ Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Global Express Capital Real Estate Investment Fund I, LLC and will be retained by Global Express Capital Real Estate Investment Fund I, LLC and furnished to the Securities and Exchange Commission or its staff upon request.